Exhibit 99.1   NEWS RELEASE

As previously announced, UScellular will hold a teleconference November 4, 2021, at 4:00 p.m. CDT. Listen to the call live via the Events & Presentations page of investors.uscellular.com.

FOR IMMEDIATE RELEASE
UScellular reports third quarter 2021 results
Executing on strategic priorities

CHICAGO (November 4, 2021) — United States Cellular Corporation (NYSE:USM) reported total operating revenues of $1,016 million for the third quarter of 2021, versus $1,027 million for the same period one year ago. Service revenues totaled $788 million, versus $775 million for the same period a year ago. Net income attributable to UScellular shareholders and related diluted earnings per share were $34 million and $0.38, respectively, for the third quarter of 2021 compared to $85 million and $0.97, respectively, in the same period one year ago.
“UScellular’s third quarter results show continued growth in retail service revenue, driven in part by the positive impact of postpaid ARPU," said Laurent Therivel, UScellular President and CEO. "Prepaid results have also continued to improve as we have progressed through the year.

“Our business and government and tower operations are gaining momentum towards the growth we believe is achievable in their respective areas. Leveraging our regional strategy, we are optimizing promotions that balance subscriber growth and profitability as we head into the upcoming holiday season.

“Network performance is a hallmark of our value proposition. Our 5G and network modernization programs are on track, and we are optimistic on the use of millimeter wave spectrum for fixed wireless access and its potential to serve rural customers. We are continuing trials to validate network performance and customer experience as we look to bring this high-speed product to market.

“I am constantly impressed with our team at UScellular and the resilience that they are displaying through the pandemic. As workforce shortages become an increasing concern, UScellular’s associate retention rates remain very high, evidence of our strong associate engagement.”

2021 Estimated Results
UScellular’s current estimates of full-year 2021 results are shown below. Such estimates represent management’s view as of November 4, 2021 and should not be assumed to be current as of any future date. UScellular undertakes no duty to update such estimates, whether as a result of new information, future events, or otherwise. There can be no assurance that final results will not differ materially from estimated results.

2021 Estimated Results
	Previous	Current
(Dollars in millions)
Service revenues	$3,050-$3,150	$3,075-$3,125
Adjusted OIBDA[1]	$850-$950	Unchanged
Adjusted EBITDA[1]	$1,025-$1,125	Unchanged
Capital expenditures	$775-$875	$700-$800

The following table reconciles EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measures, Net income or Income before income taxes. In providing 2021 estimated results, UScellular has not completed the below reconciliation to Net income because it does not provide guidance for income taxes. Although potentially significant, UScellular believes that the impact of income taxes cannot be reasonably predicted; therefore, UScellular is unable to provide such guidance.

		Actual Results
	2021 Estimated Results	Nine Months Ended September 30, 2021	Year Ended December 31, 2020
(Dollars in millions)
Net income (GAAP)	N/A	$132	$233
Add back:
Income tax expense	N/A	31	17
Income before income taxes (GAAP)	$155-$255	$163	$250
Add back:
Interest expense	180	144	112
Depreciation, amortization and accretion expense	675	510	683
EBITDA (Non-GAAP)[1]	$1,010-$1,110	$817	$1,045
Add back or deduct:
(Gain) loss on asset disposals, net	15	15	25
(Gain) loss on sale of business and other exit costs, net	—	(1)	—
(Gain) loss on license sales and exchanges, net	—	—	(5)
(Gain) loss on investments	—	—	(2)
Adjusted EBITDA (Non-GAAP)[1]	$1,025-$1,125	$831	$1,063
Deduct:
Equity in earnings of unconsolidated entities	170	137	179
Interest and dividend income	5	5	8
Adjusted OIBDA (Non-GAAP)[1]	$850-$950	$689	$876
1EBITDA, Adjusted EBITDA and Adjusted OIBDA are defined as net income adjusted for the items set forth in the reconciliation above. EBITDA, Adjusted EBITDA and Adjusted OIBDA are not measures of financial performance under Generally Accepted Accounting Principles in the United States (GAAP) and should not be considered as alternatives to Net income or Cash flows from operating activities, as indicators of cash flows or as measures of liquidity. UScellular does not intend to imply that any such items set forth in the reconciliation above are non-recurring, infrequent or unusual; such items may occur in the future. Management uses Adjusted EBITDA and Adjusted OIBDA as measurements of profitability, and therefore reconciliations to Net income are deemed appropriate. Management believes Adjusted EBITDA and Adjusted OIBDA are useful measures of UScellular’s operating results before significant recurring non-cash charges, gains and losses, and other items as presented above as they provide additional relevant and useful information to investors and other users of UScellular’s financial data in evaluating the effectiveness of its operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Adjusted EBITDA shows adjusted earnings before interest, taxes, depreciation, amortization and accretion, and gains and losses, while Adjusted OIBDA reduces this measure further to exclude Equity in earnings of unconsolidated entities and Interest and dividend income in order to more effectively show the performance of operating activities excluding investment activities. The table above reconciles EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measure, Net income or Income before income taxes. Additional information and reconciliations related to Non-GAAP financial measures for September 30, 2021, can be found on UScellular’s website at investors.uscellular.com.

Stock Repurchase
During the third quarter of 2021, UScellular repurchased 626,410 Common Shares for $20 million.
Conference Call Information
UScellular will hold a conference call on November 4, 2021 at 4:00 p.m. Central Time.
▪Access the live call on the Events & Presentations page of investors.uscellular.com or at
https://event.on24.com/wcc/r/3192472/D1EB8251CA63A8AE47DD208E6469C968
▪Access the call by phone at (833) 968-2187, conference ID: 6753568.

Before the call, certain financial and statistical information to be discussed during the call will be posted to investors.uscellular.com. The call will be archived on the Events & Presentations page of investors.uscellular.com.
About UScellular
United States Cellular Corporation provides a comprehensive range of wireless products and services, excellent customer support, and a high-quality network to customers with 5.0 million connections in 21 states. The Chicago-based company employed approximately 4,900 associates as of September 30, 2021. At the end of the third quarter of 2021, Telephone and Data Systems, Inc. owned 82 percent of UScellular. For more information about UScellular, visit uscellular.com.
Contacts
Jane W. McCahon, Senior Vice President - Corporate Relations and Corporate Secretary of TDS
jane.mccahon@tdsinc.com

Julie D. Mathews, IRC, Director - Investor Relations of TDS
julie.mathews@tdsinc.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: intense competition; the ability to obtain or maintain roaming arrangements with other carriers on acceptable terms; the ability to obtain access to adequate radio spectrum to meet current or anticipated future needs, including participation in FCC auctions; the ability to attract people of outstanding talent throughout all levels of the organization; UScellular's smaller scale relative to larger competitors; changes in demand, consumer preferences and perceptions, price competition, or churn rates; advances in technology; impacts of costs, integration problems or other factors associated with acquisitions, divestitures or exchanges of properties or wireless spectrum licenses and/or expansion of UScellular's businesses; the ability of the company to successfully construct and manage its networks; difficulties involving third parties; uncertainties in UScellular’s future cash flows and liquidity and access to the capital markets; the ability to make payments on UScellular indebtedness or comply with the terms of debt covenants; conditions in the U.S. telecommunications industry; the value of assets and investments; the state and federal regulatory environment; pending and future litigation; potential conflicts of interests between TDS and UScellular; cyber-attacks or other breaches of network or information technology security; disruption in credit or other financial markets; deterioration of U.S. or global economic conditions; the impact, duration and severity of public health emergencies, such as the COVID-19 pandemic. Investors are encouraged to consider these and other risks and uncertainties that are more fully described under “Risk Factors” in the most recent filing of UScellular's Form 10-K, as updated by any UScellular Form 10-Q filed subsequent to such Form 10-K.

For more information about UScellular, visit: www.uscellular.com

United States Cellular Corporation
Summary Operating Data (Unaudited)
As of or for the Quarter Ended	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Retail Connections
Postpaid
Total at end of period	4,391,000	4,399,000	4,406,000	4,412,000	4,401,000
Gross additions	145,000	141,000	143,000	171,000	168,000
Feature phones	2,000	3,000	3,000	2,000	4,000
Smartphones	103,000	98,000	101,000	117,000	98,000
Connected devices	40,000	40,000	39,000	52,000	66,000
Net additions (losses)	(8,000)	(6,000)	(6,000)	11,000	28,000
Feature phones	(7,000)	(7,000)	(9,000)	(9,000)	(8,000)
Smartphones	2,000	6,000	6,000	12,000	8,000
Connected devices	(3,000)	(5,000)	(3,000)	8,000	28,000
ARPU[1,2]	$48.12	$47.74	$47.65	$47.51	$47.10
ARPA[1,3]	$125.99	$125.25	$125.25	$124.87	$123.27
Churn rate[4]	1.15%	1.11%	1.12%	1.21%	1.06%
Handsets	0.95%	0.88%	0.92%	1.01%	0.88%
Connected devices	2.59%	2.69%	2.53%	2.64%	2.35%
Prepaid
Total at end of period	518,000	507,000	496,000	499,000	506,000
Gross additions	74,000	65,000	62,000	56,000	65,000
Net additions (losses)	11,000	10,000	(3,000)	(8,000)	11,000
ARPU[2]	$35.05	$35.64	$35.25	$35.15	$35.45
Churn rate[4]	4.09%	3.66%	4.37%	4.24%	3.59%
Total connections at end of period[5]	4,972,000	4,967,000	4,961,000	4,968,000	4,962,000
Market penetration at end of period
Consolidated operating population	31,865,000	31,493,000	31,493,000	31,314,000	31,314,000
Consolidated operating penetration[6]	16%	16%	16%	16%	16%
Capital expenditures (millions)	$185	$148	$125	$320	$216
Total cell sites in service	6,857	6,819	6,802	6,797	6,758
Owned towers	4,274	4,278	4,270	4,271	4,246
1Q3 2021 Postpaid ARPU and ARPA amounts exclude $9 million of postpaid revenue related to a third quarter out-of-period error.
2Average Revenue Per User (ARPU) - metric is calculated by dividing a revenue base by an average number of connections and by the number of months in the period. These revenue bases and connection populations are shown below:
•Postpaid ARPU consists of total postpaid service revenues and postpaid connections.
•Prepaid ARPU consists of total prepaid service revenues and prepaid connections.
3Average Revenue Per Account (ARPA) - metric is calculated by dividing total postpaid service revenues by the average number of postpaid accounts and by the number of months in the period.
4Churn rate represents the percentage of the connections that disconnect service each month. These rates represent the average monthly churn rate for each respective period.
5Includes reseller and other connections.
6Market penetration is calculated by dividing the number of wireless connections at the end of the period by the total estimated population of consolidated operating markets.

United States Cellular Corporation
Consolidated Statement of Operations Highlights
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	2021 vs. 2020	2021	2020	2021 vs. 2020
(Dollars and shares in millions, except per share amounts)
Operating revenues
Service[1]	$788	$775	2%	$2,333	$2,290	2%
Equipment sales	228	252	(10)%	720	674	7%
Total operating revenues	1,016	1,027	(1)%	3,053	2,964	3%

Operating expenses
System operations (excluding Depreciation, amortization and accretion reported below)	205	203	1%	594	580	2%
Cost of equipment sold	252	257	(2)%	786	692	14%
Selling, general and administrative	346	335	3%	984	994	(1)%
Depreciation, amortization and accretion	160	161	–	510	516	(1)%
(Gain) loss on asset disposals, net	8	6	29%	15	14	7%
(Gain) loss on sale of business and other exit costs, net	—	—	N/M	(1)	—	N/M
Total operating expenses	971	962	1%	2,888	2,796	3%

Operating income	45	65	(31)%	165	168	(2)%

Investment and other income (expense)
Equity in earnings of unconsolidated entities	48	48	–	137	137	–
Interest and dividend income	1	2	(23)%	5	6	(28)%
Gain (loss) on investments	—	3	N/M	—	3	N/M
Interest expense	(45)	(29)	(56)%	(144)	(76)	(86)%
Total investment and other income (expense)	4	24	(82)%	(2)	70	N/M

Income before income taxes	49	89	(44)%	163	238	(31)%
Income tax expense	14	4	N/M	31	11	N/M
Net income	35	85	(59)%	132	227	(42)%
Less: Net income attributable to noncontrolling interests, net of tax	1	—	33%	4	3	21%
Net income attributable to UScellular shareholders	$34	$85	(60)%	$128	$224	(43)%

Basic weighted average shares outstanding	86	86	1%	87	86	1%
Basic earnings per share attributable to UScellular shareholders	$0.39	$0.98	(61)%	$1.48	$2.60	(43)%

Diluted weighted average shares outstanding	87	88	–	88	87	–
Diluted earnings per share attributable to UScellular shareholders	$0.38	$0.97	(60)%	$1.46	$2.56	(43)%
N/M - Percentage change not meaningful
1    During the three months ended September 30, 2021, UScellular recorded a $9 million out-of-period error, which increased Service revenue by $9 million for the three and nine months ended September 30, 2021.

United States Cellular Corporation
Consolidated Statement of Cash Flows
(Unaudited)
	Nine Months Ended September 30,
	2021	2020
(Dollars in millions)
Cash flows from operating activities
Net income	$132	$227
Add (deduct) adjustments to reconcile net income to net cash flows from operating activities
Depreciation, amortization and accretion	510	516
Bad debts expense	34	52
Stock-based compensation expense	20	25
Deferred income taxes, net	47	158
Equity in earnings of unconsolidated entities	(137)	(137)
Distributions from unconsolidated entities	106	118
(Gain) loss on asset disposals, net	15	14
(Gain) loss on sale of business and other exit costs, net	(1)	—
(Gain) loss on investments	—	(3)
Other operating activities	31	1
Changes in assets and liabilities from operations
Accounts receivable	19	31
Equipment installment plans receivable	(44)	13
Inventory	10	5
Accounts payable	(33)	77
Customer deposits and deferred revenues	10	(23)
Accrued taxes	(36)	(102)
Accrued interest	7	14
Other assets and liabilities	(23)	(36)
Net cash provided by operating activities	667	950

Cash flows from investing activities
Cash paid for additions to property, plant and equipment	(456)	(690)
Cash paid for licenses	(1,263)	(169)
Cash received from investments	3	1
Cash paid for investments	—	(1)
Cash received from divestitures and exchanges	2	1
Advance payments for license acquisitions	(20)	—
Other investing activities	2	3
Net cash used in investing activities	(1,732)	(855)

Cash flows from financing activities
Issuance of long-term debt	1,217	625
Repayment of long-term debt	(1,117)	(6)
Common Shares reissued for benefit plans, net of tax payments	(16)	(12)
Repurchase of Common Shares	(21)	(23)
Payment of debt issuance costs	(20)	(20)
Distributions to noncontrolling interests	(2)	(2)
Other financing activities	(4)	—
Net cash provided by financing activities	37	562

Net increase (decrease) in cash, cash equivalents and restricted cash	(1,028)	657

Cash, cash equivalents and restricted cash
Beginning of period	1,291	291
End of period	$263	$948

United States Cellular Corporation
Consolidated Balance Sheet Highlights
(Unaudited)

ASSETS

	September 30, 2021	December 31, 2020
(Dollars in millions)
Current assets
Cash and cash equivalents	$231	$1,271
Short-term investments	—	3
Accounts receivable, net	978	998
Inventory, net	136	146
Prepaid expenses	59	51
Income taxes receivable	125	125
Other current assets	42	29
Total current assets	1,571	2,623

Assets held for sale	3	2

Licenses	4,102	2,629

Investments in unconsolidated entities	466	435

Property, plant and equipment, net	2,457	2,466

Operating lease right-of-use assets	953	924

Other assets and deferred charges	592	602

Total assets	$10,144	$9,681

United States Cellular Corporation
Consolidated Balance Sheet Highlights
(Unaudited)

LIABILITIES AND EQUITY

	September 30, 2021	December 31, 2020
(Dollars in millions, except per share amounts)
Current liabilities
Current portion of long-term debt	$3	$2
Accounts payable	372	387
Customer deposits and deferred revenues	161	151
Accrued taxes	32	48
Accrued compensation	69	82
Short-term operating lease liabilities	126	116
Other current liabilities	93	85
Total current liabilities	856	871

Liabilities held for sale	—	1

Deferred liabilities and credits
Deferred income tax liability, net	680	633
Long-term operating lease liabilities	890	875
Other deferred liabilities and credits	565	376

Long-term debt, net	2,604	2,489

Noncontrolling interests with redemption features	10	10

Equity
UScellular shareholders’ equity
Series A Common and Common Shares, par value $1.00 per share	88	88
Additional paid-in capital	1,671	1,651
Treasury shares	(58)	(67)
Retained earnings	2,822	2,739
Total UScellular shareholders’ equity	4,523	4,411

Noncontrolling interests	16	15

Total equity	4,539	4,426

Total liabilities and equity	$10,144	$9,681

United States Cellular Corporation
Financial Measures and Reconciliations
(Unaudited)
Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
(Dollars in millions)
Cash flows from operating activities (GAAP)	$304	$257	$667	$950
Less: Cash paid for additions to property, plant and equipment	175	219	456	690
Free cash flow (Non-GAAP)[1]	$129	$38	$211	$260
1Free cash flow is a non-GAAP financial measure which UScellular believes may be useful to investors and other users of its financial information in evaluating liquidity, specifically, the amount of net cash generated by business operations after deducting Cash paid for additions to property, plant and equipment.